Exhibit (c)(6)

Used: 2/3/2025 Project Virgil: Preliminary Valuation Analysis February 2025

Proposed Agenda 1. Virgil Trading Performance 1 2. Preliminary Perspectives on Valuation 6 Appendix 15

Virgil Trading Performance

Virgil Share Price Over Time

Share Price Since IPO

Share Price Summary	High	Low	Avg
Since IPO	$26.57	$6.14	$10.45
LTM	$13.29	$7.44	$10.58

Market & Operating Summary (1/31/2025)			2024E	2025E	2026E
Market Cap	$2,363	EV / Revenue	4.7x	4.3x	3.8x
(-) Cash	($386)	EV / Gross Profit	6.4x	5.7x	4.9x
(+) Debt	$72	EV / EBITDA	25.7x	20.6x	15.7x
Enterprise Value	$2,049				


Post-Earnings Price Reaction
IPO Price $25.00
First Day Close: $24.94
$30
$25
$20
$15
$10
$5
Oct-21
Apr-22
Nov-22
May-23
Dec-23
Jun-24
Jan-25
Nov 2021
3Q21 earnings; Beat revenue by 6% and EBITDA by 55%;
May 2022
1Q22 earnings; Raised CY23 revenue guidance from $299mm to $305mm
Jan 2023
Named Dan Drees as President
Jun 2023
Virgil Investor Day
Jul 2024
2Q24 earnings; Lowered CY24 revenue guidance from $445mm to $437.5mm
Aug 2024
Announced first ever Share Repurchase Plan of up to $100mm
Nov 2024
3Q24 earnings; Strong bottom line growth; raised EBITDA guidance from $74mm to $78.5mm
$12.72
30% 1-day drop
$8.94
$10.60

	CY21			CY22					CY23					CY24		
	Q3	Q4	CY21	Q1	Q2	Q3	Q4	CY22	Q1	Q2	Q3	Q4	CY23	Q1	Q2	Q3
NTM Rev Growth[1]	24%	20%	20%	22%	21%	20%	16%	16%	16%	18%	19%	17%	17%	17%	13%	11%
NTM Gross Margin[1]	61%	63%	63%	62%	64%	65%	66%	66%	67%	68%	70%	72%	72%	73%	73%	74%
NTM EBITDA Margin[1]	(17%)	(13%)	(13%)	(10%)	(7%)	(3%)	1%	1%	2%	6%	10%	17%	17%	18%	19%	21%
NTM Rule of 40	7%	7%	7%	12%	14%	17%	17%	17%	18%	24%	29%	34%	34%	35%	32%	32%

Source(s): FactSet. Market data as of 1/31/2025. 1. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM EBITDA margins.

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Virgil Relative Share Price Performance vs. Peers Share Price Performance Since IPO Performance 150% Since IPO 3-Yr 2-Yr 1-Yr YTD Virgil (58%) 2% (5%) (3%) 3% Peers (0%) 14% 14% 31% 6% 0% 100% 50% (58%) 0% Oct-21 Apr-22 Nov-22 May-23 Virgil Source(s): FactSet. Market data as of 1/31/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. 2 Dec-23 Jun-24 Peers (1) Jan-25

Virgil Q2 2024 Earnings Release on CY2024E Guidance CY24E Guidance Over Time Revenue Adj. EBITDA ($ in millions) ($ in millions) ∆ to Midpoint 0% (0.5%) (2.2%) Interest from customer funds $45 $45 $49 32% 0% $448.0 $447.0 $75 $447.5 $447.6 (3.8%) $75 $73 $71 $77 $73 $71 $444.4 $67 $442.0 $441.0 Q1 ‘24A May Roadshow $439.0 $436.0 $52 Q2 ‘24A Q1 ‘24A Consensus Source(s): FactSet, Broker Research, Company filings. 3 May Roadshow Q2 ‘24A

Multiples Compared to Peers Median EV / NTM Revenue Over Time 14.0x Virgil Peers Average EV / NTM Revenue 1 Year 2 Year 4.0x 4.0x 5.1x 5.5x 3 Year 4.0x 4.0x 10.0x 6.4x 6.0x 4.3x 2.0x Oct-21 Apr-22 Nov-22 May-23 Dec-23 Jun-24 Jan-25 Median EV / NTM EBITDA Over Time(2) 30.0x Peers Average EV / NTM EBITDA 1 Year 2 Year 13.4x 12.3x 3 Year 12.5x 20.0x 15.4x 10.0x 0.0x Oct-21 Apr-22 Nov-22 Virgil May-23 Dec-23 Peers(1) Source(s): FactSet. Market data as of 1/31/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. 2. Excludes multiples below 7x and above 28x over period. 4 Jun-24 Jan-25

Summary of Broker Price Targets and Recommendations

Share Price Targets



% vs. Current:
13%
4%
42%
(15%)
Price
$10.60
$12.00
$11.00
$15.00
$9.00
Current
Mean
Median
Max
Min

Buy / Hold / Sell



Sell 12%
Buy 47%
Hold 41%

Price Target History



100%
50%
0%
$35
$30
$25
$20
$15
$10
$5
$0
3-Yr Max avg. price target
$14.36
$12.00
$10.60
Oct-21
Apr-22
Sep-22
Mar-23
Sep-23
Feb-24
Aug-24
Jan-25
Buy + Overweight
Hold
Sell + Underweight
Price
Mean Target Price

Price Target and Valuation Methodology by Analyst

Broker	Date of Latest Report	Price Target	Recommendation	Primary Valuation Methodology	Secondary Valuation Methodology
Wolfe	1/29/2025	$13.00	Buy	14.0x CY26 EV/EBITDA	4.5x CY26 EV/Gross Profit
Baird	1/16/2025	$14.00	Buy	4.5x CY26 EV/Revenue	-
Wells Fargo	1/16/2025	$10.00	Hold	14.0x CY26 EV/EBITDA	4.0x CY26 EV/Gross Profit
BMO	1/15/2025	$11.00	Hold	20.0x CY26 EV/EBITDA	-
Goldman Sachs	1/9/2025	$9.50	Sell	12.0x CY26 EV/EBITDA	-
Keefe Bruyette	1/5/2025	$11.00	Hold	-	-
KeyBanc	12/18/2024	$14.00	Buy	4.4x CY25 EV/Revenue	-
BTIG	12/11/2024	$14.00	Buy	20.0x CY26 EV/EBITDA	-
UBS	12/7/2024	$10.50	Hold	5.0x CY26 EV/Gross Profit	-
Barclays	11/15/2024	$13.00	Buy	7.0x CY25 EV/Gross Profit	DCF
Morgan Stanley	11/7/2024	$11.00	Hold	15.0x CY26 EV/EBITDA	-
JP Morgan	11/7/2024	$10.00	Hold	4.0x EV/Gross Profit	-
Piper Sandler	11/7/2024	$10.00	Hold	DCF	-
Compass Point	11/7/2024	$15.00	Buy	2.9x CY25 EV/Revenue	-
Deutsche Bank	11/7/2024	$15.00	Buy	-	-
Susquehanna	11/7/2024	$14.00	Buy	0.48x CY26 P/S/G	-
BofA	11/6/2024	$9.00	Sell	3.0x CY26 EV/Revenue	-

Source(s): FactSet, AlphaSense, Broker Research, Press release. Market data as of 1/31/2025.

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Preliminary Perspectives on Valuation

Financial Summary – Company LRP (Dec 2024) Preliminary Financial Summary ($ in millions) 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2029E Total Revenue $248 $316 $381 $439 $487 $567 $668 $788 $922 % Growth 34% 27% 20% 15% 11% 16% 18% 18% 17% Total COGS ($97) ($114) ($117) ($116) ($127) ($135) ($147) ($158) ($166) 6% 7% Total Non-GAAP Gross Profit $151 $203 $264 $323 $359 $432 $521 $630 $756 29% 19% GM % 61% 64% 69% 73% 74% 76% 78% 80% 82% 10% 13% 14% 8% 9% 4% 11% 9% NA 37% NA 52% (14%) 6% 102% (16%) S&M (60) (73) (73) (79) (85) (93) (106) (126) (147) % of Revenue 24% 23% 19% 18% 18% 16% 16% 16% 16% R&D (60) (75) (86) (90) (91) (96) (99) (114) (129) % of Revenue 24% 24% 23% 20% 19% 17% 15% 15% 14% G&A (57) (70) (75) (74) (79) (82) (86) (87) (92) % of Revenue 23% 22% 20% 17% 16% 14% 13% 11% 10% ($177) ($218) ($234) ($243) ($255) ($271) ($292) ($327) ($369) 71% 69% 61% 55% 52% 48% 44% 41% 40% Non-GAAP EBITDA (Unburdened w/ SBC) ($26) ($15) $30 $80 $104 $161 $229 $303 $387 EBITDA Margin % (11%) (5%) 8% 18% 21% 28% 34% 39% 42% Depreciation & Amortization (31) (33) (36) (36) (37) (36) (32) (31) (34) % of Revenue 12% 10% 9% 8% 8% 6% 5% 4% 4% Total OpEx % of Revenue Non-GAAP EBIT ($57) ($48) ($5) $44 $67 $125 $197 $272 $353 Op Margin % (23%) (15%) (1%) 10% 14% 22% 29% 35% 38% Total CapEx ($32) ($22) ($18) ($20) ($22) ($30) ($22) ($24) ($27) % of Revenue 13% 7% 5% 5% 4% 5% 3% 3% 3% Purchase of Equipment and Facilities (15) (4) (2) (2) (3) (12) (3) (3) (3) Purchase of Software & Technology (17) (18) (16) (18) (19) (18) (18) (21) (24) Change in NWC ($2) ($3) ($22) ($20) $4 ($2) ($8) ($17) ($8) % of Revenue (1%) (1%) (6%) (5%) 1% (0%) (1%) (2%) (1%) Stock-based Compensation $21 $32 $41 $47 $54 $45 $47 $62 $69 % Revenue 9% 10% 11% 11% 11% 8% 7% 8% 7% Memo: Source(s): Based on Company LRP. 6 ‘21A - ‘24E 21% ‘24E - ‘29E 16%

Comparison of Virgil Company LRP and Consensus



Financial Projections: Company LRP vs. Current Consensus vs. Extrapolated Consensus
($ in millions)
Historical
Company LRP
Current Consensus
Extrapolated Consensus(2)
Revenue
CAGR ('24E – '26E): 14%
CAGR ('24E – '29E): 16%
~$465mm 2025E preliminary budget based on discussions with Management
CAGR ('24E – '26E): 11%
~$465mm 2025E budget
CAGR ('24E – '26E): 11%
CAGR ('24E – '29E): 11%
$248
$316
$381
$439
$487
$567
$922
$438
$480
$545
$438
$480
$545
$745
CY'21A CY'22A CY'23A CY'24E CY'25E CY'26E CY'29E CY'24E CY'25E CY'26E CY'24E CY'25E CY'26E CY'29E
% Growth: 27% 20% 15% 11% 16% 17% 15% 10% 13% 15% 10% 13% 11%
% Growth (Budget): 6%
Non-GAAP EBITDA(1)
CAGR ('24E – '26E): 42%
CAGR ('24E – '29E): 37%
~$96mm 2025E preliminary budget based on discussions with Management
CAGR ('24E – '26E): 28%
~$96mm 2025E budget
CAGR ('24E – '26E): 28%
CAGR ('24E – '29E): 25%
($26)
($15)
$30
$80
$104
$161
$387
$80
$99
$131
$80
$99
$131
$246
CY'21A CY'22A CY'23A CY'24E CY'25E CY'26E CY'29E CY'24E CY'25E CY'26E CY'24E CY'25E CY'26E CY'29E
% Margin: (11%) (5%) 8% 18% 21% 28% 42% 18% 21% 24% 18% 21% 24% 33%
% Margin (Budget): 21%

Source(s): Company Filings, Broker Research and Company LRP.1. Unburdened by SBC. 2. Highly preliminary and not used in formal valuation.

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Preliminary Comparable Public Companies

Operating and Valuation Metrics Through CY26

	Price 1/31/2025	Equity Value	Enterprise Value	EV/Revenue CY24E	EV/Revenue CY25E	EV/Revenue CY26E	EV/EBITDA CY24E	EV/EBITDA CY25E	EV/EBITDA CY26E	Revenue Growth '24/'23	Revenue Growth '25/'24	Revenue Growth '26/'25	Gross Profit Margin CY25E	EBITDA Margin CY25E	EBITDA Margin CY26E	Capex % of Rev CY25E	Float Rev Mix CY25E
Virgil (Company LRP)	$10.60	$2,363	$2,049	4.7x	4.2x	3.6x	25.7x	19.6x	12.8x	15.4%	10.8%	16.5%	73.8%	21.4%	28.4%	4.5%	9.4%
Virgil (Consensus)	$10.60	$2,363	$2,049	4.7x	4.3x	3.8x	25.7x	20.6x	15.7x	15.1%	9.5%	13.4%	75.2%	20.7%	24.0%	4.6%	9.4%
Virgil (Mgmt. Budget)	$10.60	$2,363	$2,049		4.4x			21.4x			6.0%			20.6%			
Adyen[1]	$1,632.09	$50,918	$41,817	20.3x	16.4x	13.1x	41.7x	31.2x	23.5x	22.2%	23.9%	24.6%	NA	52.5%	55.9%	5.0%	NA
Corpay	380.49	27,397	33,901	8.2x	7.6x	6.9x	15.3x	14.0x	12.6x	6.7%	7.4%	10.0%	79.6%	54.4%	55.1%	4.8%	1.7%
Shift4	119.85	12,150	13,281	9.1x	7.7x	6.5x	19.1x	15.4x	12.9x	28.8%	18.0%	19.0%	70.8%	50.0%	50.1%	10.8%	NA
Bill.com	96.77	10,620	10,069	7.3x	6.4x	5.4x	48.8x	42.4x	33.6x	17.4%	14.3%	17.8%	83.7%	15.1%	16.1%	1.9%	8.5%
Wex	183.89	7,577	7,970	3.0x	2.9x	2.7x	6.9x	6.6x	6.0x	3.0%	3.3%	6.9%	61.3%	44.3%	45.7%	5.4%	NA
Blackline	63.85	4,245	4,333	6.6x	6.1x	5.5x	26.4x	23.6x	19.9x	10.5%	9.2%	10.3%	80.1%	25.7%	27.7%	4.0%	NA
Payoneer	10.60	4,221	3,701	3.9x	3.6x	3.2x	14.1x	14.5x	12.7x	15.3%	7.9%	11.8%	82.0%	24.6%	25.2%	2.1%	20.3%
Paymentus	31.96	4,141	3,953	12.9x	10.9x	9.2x	43.8x	34.9x	27.8x	27.0%	18.5%	18.2%	80.8%	31.2%	33.2%	8.7%	NA
Flywire	19.33	2,589	1,908	4.0x	3.2x	2.6x	24.5x	16.8x	11.9x	26.2%	21.9%	23.6%	64.1%	19.3%	22.1%	1.9%	NA
Min				**3.0x**	**2.9x**	**2.6x**	**14.1x**[2]	**14.0x**[2]	**11.9x**[2]	**3.0%**	**3.3%**	**6.9%**	**61.3%**	**15.1%**	**16.1%**	**1.9%**	**1.7%**
Mean				**8.4x**	**7.2x**	**6.1x**	**19.9x**[2]	**16.9x**[2]	**17.3x**[2]	**17.5%**	**13.8%**	**15.8%**	**75.3%**	**35.2%**	**36.8%**	**5.0%**	**10.1%**
Median				**7.3x**	**6.4x**	**5.5x**	**19.1x**[2]	**15.4x**[2]	**12.9x**[2]	**17.4%**	**14.3%**	**17.8%**	**79.8%**	**31.2%**	**33.2%**	**4.8%**	**8.5%**
Max				**20.3x**	**16.4x**	**13.1x**	**26.4x**[2]	**23.6x**[2]	**27.8x**[2]	**28.8%**	**23.9%**	**24.6%**	**83.7%**	**54.4%**	**55.9%**	**10.8%**	**20.3%**

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
2025 Revenue (LRP)	$487	4.0x - 7.0x	$1,946 - $3,406	$2,260 - $3,719	$10.14 - $16.54
2026 Revenue (LRP)	567	4.0x - 6.0x	2,267 - 3,400	2,580 - 3,714	$11.56 - $16.52
2025 EBITDA (LRP)	104	14.0x - 19.0x	1,461 - 1,983	1,774 - 2,296	$7.99 - $10.31
2026 EBITDA (LRP)	161	12.5x - 17.5x	2,008 - 2,812	2,322 - 3,125	$10.42 - $13.95

Source(s): FactSet. Market data as of 1/31/2025. 1. Adyen does not report gross profit values. 2. Excludes EV / EBITDA multiples greater than 30.0x and less than 7.0x.

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Preliminary Selected Comparable Transactions

Preliminary Comparable Transactions

							Enterprise Value Multiple					
Announced			Enterprise	NTM	EBITDA Margin		Revenue		EBITDA		Premiums	
Date	Acquiror	Target	Value	Rev. Growth	LTM	NTM	LTM	NTM	LTM	NTM	1-Day	52-Wk High
01/07/2025	Paychex	Paycor	$4,087	11%	34%	34%	5.9x	5.3x	17.5x	15.8x	21%	5%
09/18/2024	Bridgepoint / General Atlantic	Esker	$1,727	15%	17%	19%	8.2x	7.1x	47.9x	36.6x	30%	28%
05/08/2024	Corpay	Paymerang	$475	20%	NA	NA	9.6x	8.0x	NA	NA	NA	NA
10/23/2023	Vista Equity Partners	EngageSmart	$3,657	20%	18%	18%	10.6x	8.8x	57.6x	48.1x	23%	3%
12/12/2022	Thoma Bravo	Coupa	$8,148	17%	12%	10%	10.0x	8.5x	NM	NM	77%	(60%)
09/28/2022	EQT	Billtrust	$1,467	35%	(14%)	(4%)	10.2x	7.5x	NM	NM	65%	(13%)
08/08/2022	Vista Equity Partners	Avalara	$8,418	21%	6%	6%	10.7x	8.8x	NM	NM	27%	(51%)
12/17/2021	Thoma Bravo	Bottomline	$2,605	11%	20%	20%	5.4x	4.9x	26.9x	23.7x	42%	5%
07/19/2021	Bill.com	Invoice2go	$625	24%	NA	NA	16.4x	13.3x	NA	NA	NA	NA
11/08/2018	Edenred	Corporate Spending Innovations	$600	21%	60%	60%	14.0x	11.5x	23.1x	19.4x	NA	NA
			Median	**20%**	**18%**	**19%**	**10.1x**	**8.3x**	**26.9x**	**23.7x**	**30%**	**3%**
			Mean	**19%**	**19%**	**20%**	**10.1x**	**8.4x**	**34.6x**	**28.7x**	**41%**	**(12%)**

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
2024E Revenue	$439	6.0x - 10.0x	$2,636 - $4,393	$2,949 - $4,706	$13.18 - $20.86
2025E Revenue	487	4.0x - 8.0x	1,946 - 3,892	2,260 - 4,206	$10.14 - $18.67

Source(s): FactSet, company filings, Broker Research and other public information. Market data as of 1/31/2025.

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Preliminary Discounted Cash Flow Analysis Company LRP Preliminary Discounted Cash Flow Calendar Year Ended December 31 ($ in millions) Revenue % Growth Non-GAAP EBITDA (Unburdened w/ SBC) 2024E Q1 25E Q2-Q4 25E 2026E 2027E 2028E 2029E Terminal Year $439 $116 $370 $567 $668 $788 $922 $922 15% 10% 11% 16% 18% 18% 17% 17% $80 $21 $83 $161 $229 $303 $387 $387 % Margin 18% 18% 22% 28% 34% 39% 42% 42% Less: D&A (36) (10) (28) (36) (32) (31) (34) (27) Less: Stock-based Compensation (47) (11) (43) (45) (47) (62) (69) (69) Less: Non-Recurring Items (cash impact) (4) 0 (3) (3) (4) (4) (5) - ($7) $1 $10 $76 $146 $206 $280 $291 - - - - - - - (70) $221 Non-GAAP EBIT (Burdened w/ SBC) Less: Taxes(2) NOPAT (1) ($7) $1 $10 $76 $146 $206 $280 Plus: D&A 36 10 28 36 32 31 34 27 Less: Capital Expenditures (20) (6) (16) (30) (22) (24) (27) (27) Less: Change in NWC (20) (12) 16 (2) (8) (17) (8) (8) (5) (3) (17) (68) (27) (20) (19) (19) ($16) ($10) $20 $13 $123 $176 $259 $194 (4%) (9%) 6% 2% 18% 22% 28% 21% Less: Other Cash Items (3) Unlevered Free Cash Flow (uFCF) % Margin Implied EV Calculation Implied EV Calculation – Terminal LTM EBITDA Multiple $387 Terminal EBITDA Multiple 15.0x Terminal Value Terminal EV / LTM EBITDA Multiple $5,807 PV of unlevered FCF $379 11% PV of Terminal Value 3,066 89% Enterprise Value $3,445 100% WACC Terminal EBITDA Preliminary Implied Share Price Sensitivity Analysis 1671.6% 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x 13.0% $14.56 $15.49 $16.42 $17.35 $18.29 $19.22 $20.15 14.0% $14.04 $14.93 $15.82 $16.72 $17.61 $18.50 $19.40 15.0% $13.54 $14.40 $15.25 $16.11 $16.97 $17.82 $18.68 Preliminary Implied Perpetuity Growth Rate Sensitivity Analysis Terminal EV / LTM EBITDA Multiple 314 10.4% 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x Equity Value $3,759 13.0% 8.6% 8.9% 9.2% 9.5% 9.7% 9.9% 10.0% FDSO 224.9 14.0% 9.5% 9.9% 10.2% 10.4% 10.7% 10.9% 11.0% Implied Share Price $16.72 15.0% 10.5% 10.9% 11.2% 11.4% 11.6% 11.8% 12.0% WACC Less Net Debt Source(s): Based on Company LRP. Note: Debt and cash balance as of Q1 CY25 Company LRP. Valuation date as of 3/31/2025. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. 1. Company reports non-GAAP operating income with unburdened stock based compensation. 2. Assumes no cash taxes in forecast period and 24% normalized tax rate in Terminal Year. 3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances. 10

Preliminary Discounted Cash Flow Analysis Financial Performance Sensitivity Key Assumptions Preliminary Share Price - 15.0x Terminal Multiple 2024E - 2029E Revenue CAGR Delta vs. LRP (%)(1) • Assumes valuation date of 03/31/2025 0.0% • Preliminary figures based on Company LRP through 2029E • Assumes 14% WACC 0.0% (2.0%) (4.0%) (6.0%) (8.0%) (9.0%) Implied 2029E EBITDA Margin (%) • Assumes 15.0x Terminal LTM EV/EBITDA Multiple (4.0%) (4.8%) 16.0% 15.0% 14.0% 13.0% 12.0% 11.2% 42.0% $16.72 $16.05 $15.40 $14.78 $14.18 $13.70 40.0% $15.90 $15.27 $14.66 $14.06 $13.49 $13.04 38.0% $15.09 $14.49 $13.91 $13.34 $12.80 $12.37 36.0% $14.28 $13.71 $13.16 $12.63 $12.11 $11.70 34.0% $13.47 $12.93 $12.41 $11.91 $11.42 $11.03 33.0% $13.06 $12.54 $12.04 $11.54 $11.07 $10.84 Extrapolated Consensus Implied 2029E EBITDA ($mm) 2024E - 2029E Revenue CAGR Delta vs. LRP (%)(1) 0.0% • Company LRP sensitized with annual revenue growth and EBITDA margin (1.0%) (2.0%) (3.0%) (4.0%) (4.8%) 0.0% (2.0%) (4.0%) (6.0%) (8.0%) (9.0%) Implied 2029E EBITDA Margin (%) 2026E - 2029E EBITDA Margin Delta vs LRP (%)(2) 2024E to 2029E Implied Revenue CAGR (%) Source(s): Historicals per Filings, CY25E to CY29E based on Company LRP. 1. Revenue growth sensitized from 2025E to 2029E. 2. EBITDA margin sensitized from 2025E to 2029E. 11 (3.0%) LRP • Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology • Assumes other key financial metrics such as CapEx, Stock-based Compensation, Depreciation and Amortization, as well as others, to be consistent with Company LRP (2.0%) 2024E to 2029E Implied Revenue CAGR (%) 2026E - 2029E EBITDA Margin Delta vs LRP (%)(2) • Cash and equivalents, debt and fully diluted share count as of 3/31/2025 estimated by management (1.0%) LRP 16.0% 15.0% 14.0% 13.0% 12.0% 11.2% 42.0% $387 $371 $355 $340 $325 $313 40.0% $369 $353 $338 $323 $309 $298 38.0% $350 $335 $321 $307 $294 $283 36.0% $332 $318 $304 $291 $278 $268 34.0% $313 $300 $287 $275 $263 $254 33.0% $305 $292 $279 $267 $255 $246 Extrapolated Consensus

Preliminary Leveraged Buyout Return Analysis
Company LRP

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Company LRP through 2029E
- Acquisition for $13.49 / share, a ~27% premium to the current share price
  - 32.5x implied Q1 2025E LTM Adj. EBITDA Multiple on $83mm EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA (based on LRP), consisting of 1st Lien Term Loan of $460mm (S+325, 99.0) and 2nd Lien Term Loan of $165 mm (S+525, 99.0)
  - Balance sheet cash and equivalents of $236mm
  - $2,313mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%

Preliminary Sources & Uses

($ in millions)

Sources	$	%
1st Lien	$460	14.5%
2nd Lien	165	5.2%
Excess Cash on B/S	236	7.4%
Sponsor Equity	2,313	72.9%
Total Sources:	**$3,174**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$2,806	88.4%
RSUs / PSUs / Others	215	6.8%
Repay Existing Debt	72	2.3%
Illustrative Total Fees (3)	80	2.5%
Total Uses:	**$3,174**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)	3/31/25 SQ	Adj.	3/31/25 PF
Total Cash (1)	**$386**	***($236)***	**$150**
Existing Debt (2)	$72	*(72)*	-
1st Lien	-	*460*	460
2nd Lien	-	*165*	165
Total Debt	**$72**		**$625**
Net Debt	(314)		475
Key Stats:			
Q1 2025E LTM Revenue	$450		$450
Q1 2025E LTM EBITDA	$83		$83
Total Debt / EBITDA	0.9x		7.5x
Net Debt / EBITDA	(3.8x)		5.7x

Preliminary Ability to Pay

EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
12.0x	$12.35	$11.94	$11.55	$11.18	$10.83
13.5x	$13.42	$12.96	$12.52	$12.11	$11.72
15.0x	$14.49	$13.97	$13.49	$13.04	$12.61
16.5x	$15.55	$14.99	$14.46	$13.96	$13.49
18.0x	$16.62	$16.01	$15.43	$14.88	$14.36

Source(s): Historicals per Filings. CY25E to CY29E based on Company LRP. 1. Cash and equivalents as of Q1 CY25 Company LRP. 2. Debt as of Q1 CY25 Company LRP. 3. Illustrative Total Fees include $60mm in Transaction Fees and $20mm in Financing Fees.

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Premiums Paid for Precedent Technology Transactions Mean Premiums to 1-Day Unaffected Price Since 2020 45% 42% 42% Mean: 40% 35% 2020 31% 2021 2022 2023 Premiums to 1-Day Unaffected Stock Price 2024 Premiums to 30-Day Unaffected VWAP 54% 52% 42% 43% 40% 29% 27% First Quartile 40% Median Mean Third Quartile First Quartile Median Mean Third Quartile Source(s): FactSet, Company Filings. Transaction parameters include all US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all-cash transactions since 2020. Specific technology verticals include Electronic Technology, Technology Services, Information Technology Services and others. 13

Preliminary Virgil Valuation Summary

Price Per Share



Current Price (01/31/25): $10.60
Valuation Methodology
Reference Only
Comparable Companies
EV / CY2025E Revenue
$10.14
$16.54
EV / CY2026E Revenue
$11.56
$16.52
EV / CY2025E EBITDA
$7.99
$10.31
EV / CY2026E EBITDA
$10.42
$13.95
Precedent Transactions
EV / CY2024E Revenue
$13.18
$20.86
EV / CY2025E Revenue
$10.14
$18.67
Preliminary 5-Year DCF
Company LRP
$13.54
$20.15
Extrapolated Consensus
$8.81
$13.03
Preliminary 5-Year LBO
Company LRP
$10.83
$16.62
Company LRP PF Acquisitions
$11.55
$18.33
Extrapolated Consensus
$7.65
$11.24
Analyst Price Targets
$9.00
$15.00
Recent Trading
52-Week Trading Range
$7.44
$13.29
Premiums
1-Day Unaffected
$13.25
$16.43
$5
$10
$15
$20
$25
: Individual Analyst Price Targets

Notes

Preliminary Comparable Companies[1]:
- 4.0x – 7.0x Company LRP 2025 Revenue of $487mm
- 4.0x – 6.0x Company LRP 2026 Revenue of $567mm
- 14.0x – 19.0x Company LRP 2025 EBITDA of $104mm
- 12.5x – 17.5x Company LRP 2026 EBITDA of $161mm

Preliminary Precedent Transactions:
- 6.0x – 10.0x 2024 Company LRP Revenue of $439mm
- 4.0x – 8.0x 2025 Company LRP Revenue of $487mm

Preliminary DCF Analysis:
- 13.0% - 15.0% WACC
- 12.0x - 18.0x Terminal EV / LTM EBITDA Multiple

Preliminary DCF Analysis – Extrapolated Consensus:
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2024E - 2026E, then assumes Revenue CAGR of 11% from 2026E – 2029E and annual EBITDA Margin expansion of 3% for 2026E – 2029E
- 13.0% - 15.0% WACC
- 12.0x - 18.0x Terminal EV / LTM EBITDA Multiple

Preliminary 5-Year LBO Analysis:
- Company LRP Pro Forma Acquisitions assumes two acquisitions in 2026E and 2028E, each with $20mm EBITDA for $240mm (12.0x EV / EBITDA multiple)
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2024E - 2026E, then assumes Revenue CAGR of 11% from 2026E – 2029E and annual EBITDA Margin expansion of 3% for 2026E – 2029E
- 12.0x – 18.0x EBITDA Exit Multiple
- 20% - 25% Target IRR
- 7.5x (LTM EBITDA) leverage representing $625 - $630mm of debt

Premiums:
- 1–Day premium of 25% – 55% for US-based Technology take-private transactions since 2020[2]

Source(s): Company Filings, Factset, Bloomberg and Broker Research. Market data as of 01/31/2025. Note: Calculation based on shares, options, RSUs as of 03/31/2025 based on management estimates.
1. *Based on current trading of comparable companies including Adyen, Bill.com, Blackline, Corpay, Flywire, Paymentus, Payoneer, Shift4 and Wex.*
2. *Based on US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all-cash transactions since 2020.*

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Appendix

Preliminary Discounted Cash Flow Analysis Extrapolated Consensus Preliminary Discounted Cash Flow Calendar Year Ended December 31 ($ in millions) Revenue % Growth Non-GAAP EBITDA (Unburdened w/ SBC) 2024E Q1 25E Q2-Q4 25E 2026E 2027E 2028E 2029E Terminal Year $438 $116 $364 $545 $605 $671 $745 $745 15% 10% 10% 13% 11% 11% 11% 11% $80 $22 $77 $131 $163 $202 $246 $246 % Margin 18% 19% 21% 24% 27% 30% 33% 33% Less: D&A (36) (10) (28) (36) (32) (31) (34) (27) Less: Stock-based Compensation (47) (11) (43) (45) (47) (62) (69) (69) Less: Non-Recurring Items (cash impact) (4) 0 (3) (3) (4) (4) (5) - ($7) $1 $4 $47 $81 $104 $139 $150 - - - - - - - (36) $114 Non-GAAP EBIT (Burdened w/ SBC) Less: Taxes(2) NOPAT (1) ($7) $1 $4 $47 $81 $104 $139 Plus: D&A 36 10 28 36 32 31 34 27 Less: Capital Expenditures (20) (6) (16) (30) (22) (24) (27) (27) Less: Change in NWC (20) (12) 16 (2) (8) (17) (8) (8) Less: Other Cash Items(3) (5) (3) (17) (68) (27) (20) (19) (19) ($16) ($10) $15 ($17) $57 $74 $118 $86 (4%) (8%) 4% (3%) 9% 11% 16% 12% Unlevered Free Cash Flow (uFCF) % Margin Implied EV Calculation Implied EV Calculation – Terminal LTM EBITDA Multiple $246 Terminal EBITDA Multiple 15.0x Terminal Value Terminal EV / LTM EBITDA Multiple $3,691 PV of unlevered FCF $156 7% PV of Terminal Value 1,948 93% Enterprise Value $2,104 100% WACC Terminal EBITDA Preliminary Implied Share Price Sensitivity Analysis 1084.3% 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x 13.0% $9.44 $10.04 $10.64 $11.24 $11.84 $12.44 $13.03 14.0% $9.12 $9.70 $10.27 $10.84 $11.42 $11.99 $12.56 15.0% $8.81 $9.36 $9.91 $10.46 $11.01 $11.56 $12.11 Preliminary Implied Perpetuity Growth Rate Sensitivity Analysis Terminal EV / LTM EBITDA Multiple 314 11.5% 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x Equity Value $2,418 13.0% 9.9% 10.1% 10.3% 10.5% 10.7% 10.8% 10.9% FDSO 223.0 14.0% 10.9% 11.1% 11.3% 11.5% 11.7% 11.8% 11.9% Implied Share Price $10.84 15.0% 11.9% 12.1% 12.3% 12.5% 12.6% 12.8% 12.9% WACC Less Net Debt Source(s): Based on Consensus Estimates and highly preliminary extrapolation and Company LRP. Debt and cash balance as of Q1 CY25 Company LRP. Valuation date as of 3/31/2025. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. 1. Company reports non-GAAP operating income with unburdened stock based compensation. 2. Assumes no cash taxes in forecast period and 25% normalized tax rate in Terminal Year. 3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances. 15

Preliminary Leveraged Buyout Paydown
Company LRP

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024E	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24E-'29E CAGR
Revenue	**$439**	**$116**	**$370**	**$567**	**$668**	**$788**	**$922**	*16.0%*
% Growth	*15%*	*10%*	*11%*	*16%*	*18%*	*18%*	*17%*	
PF Non-GAAP EBITDA (Unburdened w/ SBC)[1]	**$80**	**$21**	**$87**	**$167**	**$235**	**$309**	**$393**	*37.6%*
% Margin	*18%*	*18%*	*24%*	*29%*	*35%*	*39%*	*43%*	
Less: CapEx			(16)	(30)	(22)	(24)	(27)	
Less: Change in NWC			16	(2)	(8)	(17)	(8)	
Less: Stock-based Compensation Expenses			(43)	(45)	(47)	(62)	(69)	
Less: Net Cash Interest Expense			(36)	(45)	(40)	(31)	(15)	
Less: Other Cash Items[2]			(17)	(68)	(27)	(20)	(19)	
Less: Cash Taxes[3]			-	-	-	-	-	
Levered Free Cash Flow[4]			**($8)**	**($24)**	**$92**	**$155**	**$254**	
1st Lien		460	457	392	300	145	-	
2nd Lien		165	165	165	165	165	55	
Revolver		-	-	-	-	-	-	
Total Debt		**$625**	**$622**	**$557**	**$465**	**$310**	**$55**	
Cash Balance		$150	$138	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM EBITDA		7.5x	5.7x	3.3x	2.0x	1.0x	0.1x	
Net Debt / LTM EBITDA		5.7x	4.4x	3.0x	1.8x	0.8x	0.0x	
1st Lien / LTM EBITDA		5.5x	4.2x	2.4x	1.3x	0.5x	0.0x	
2nd Lien / LTM EBITDA		2.0x	1.5x	1.0x	0.7x	0.5x	0.1x	
LTM EBITDA / Interest Expense			2.3x	3.7x	5.8x	9.9x	25.9x	
% of Total Debt Repaid			*1%*	*11%*	*26%*	*50%*	*91%*	
% of Cumulative Free Cash Flow / Net Debt			*(2%)*	*(7%)*	*13%*	*45%*	*99%*	

Source(s): Historicals per Company Filings. CY25E to CY29E based on Company LRP.
1. *Excludes management estimated public company costs.*
2. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
3. *Assumes no cash taxes in forecast period.*
4. *Levered cash flow does not include non-operating item related to stock donation.*

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Preliminary Leveraged Buyout Return Analysis
Company LRP Pro Forma Acquisitions

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Company LRP through 2029E
- Acquisition for $14.66 / share, a ~38% premium to the current share price
  - 35.7x implied Q1 2025E LTM Adj. EBITDA Multiple on $83mm EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA (based on LRP), consisting of 1st Lien Term Loan of $460mm (S+325, 99.0) and 2nd Lien Term Loan of $165 mm (S+525, 99.0)
  - Balance sheet cash and equivalents of $236mm
  - $2,597mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%
- Assumes Acquisition #1 in 2026E for $240mm (12.0x on $20mm EBITDA) and Acquisition #2 in 2028E for $240mm (12.0x on $20mm EBITDA)
  - Assumes synergies of $3mm in the year following the acquisition and $5mm thereafter
  - Assumes EBITDA Margin expansion of 5% per annum
  - Assumes acquisitions financed with incremental debt

Preliminary Sources & Uses

($ in millions)

Sources	$	%
1st Lien	$460	13.4%
2nd Lien	165	4.8%
Excess Cash on B/S	236	6.9%
Sponsor Equity	2,579	75.0%
Total Sources:	**$3,440**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$3,054	88.8%
RSUs / PSUs / Others	233	6.8%
Repay Existing Debt	72	2.1%
Illustrative Total Fees[3]	80	2.3%
Total Uses:	**$3,440**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)

	3/31/25 SQ	Adj.	3/31/25 PF
Total Cash[1]	**$386**	***($236)***	**$150**
Existing Debt[2]	$72	*(72)*	-
1st Lien	-	*460*	460
2nd Lien	-	*165*	165
Total Debt	**$72**		**$625**
Net Debt	(314)		475
Key Stats:			
Q1 2025E LTM Revenue	$450		$450
Q1 2025E LTM EBITDA	$83		$83
Total Debt / EBITDA	0.9x		7.5x
Net Debt / EBITDA	(3.8x)		5.7x

Preliminary Ability to Pay

EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
12.0x	$13.21	$12.76	$12.34	$11.93	$11.55
13.5x	$14.49	$13.98	$13.50	$13.04	$12.61
15.0x	$15.77	$15.20	$14.66	$14.15	$13.66
16.5x	$17.05	$16.42	$15.82	$15.25	$14.72
18.0x	$18.33	$17.63	$16.98	$16.36	$15.77

Source(s): Historicals per Filings. CY25E to CY29E based on Company LRP. 1. Cash and equivalents as of Q1 CY25 Company LRP. 2. Debt as of Q1 CY25 Company LRP. 3. Illustrative Total Fees include $60mm in Transaction Fees and $20mm in Financing Fees.

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Preliminary Leveraged Buyout Paydown
Company LRP Pro Forma Acquisitions

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024E	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24E-'29E CAGR
Revenue	**$439**	**$116**	**$370**	**$647**	**$756**	**$965**	**$1,116**	*20.5%*
% Growth	*15%*	*10%*	*11%*	*33%*	*17%*	*28%*	*16%*	
PF Non-GAAP EBITDA (Unburdened w/ SBC)[1]	**$80**	**$21**	**$87**	**$187**	**$264**	**$368**	**$470**	*42.6%*
% Margin	*18%*	*18%*	*24%*	*29%*	*35%*	*38%*	*42%*	
Less: CapEx			(16)	(34)	(24)	(32)	(33)	
Less: Change in NWC			16	(2)	(9)	(19)	(10)	
Less: Stock-based Compensation Expenses			(43)	(51)	(53)	(76)	(83)	
Less: Net Cash Interest Expense			(36)	(54)	(59)	(59)	(53)	
Less: Other Cash Items[2]			(17)	(68)	(27)	(20)	(19)	
Plus: Incremental Borrowings[3]			-	240	-	240	-	
Less: Acquisition			-	(240)	-	(240)	-	
Less: Cash Taxes[4]			-	-	-	-	-	
Levered Free Cash Flow[5]			**($8)**	**($24)**	**$93**	**$162**	**$271**	
1st Lien		460	457	567	474	487	216	
2nd Lien		165	165	230	230	295	295	
Revolver		-	-	-	-	-	-	
Total Debt		**$625**	**$622**	**$797**	**$704**	**$782**	**$511**	
Cash Balance		$150	$138	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM EBITDA		7.5x	5.7x	4.3x	2.7x	2.1x	1.1x	
Net Debt / LTM EBITDA		5.7x	4.4x	4.0x	2.5x	2.0x	1.0x	
1st Lien / LTM EBITDA		5.5x	4.2x	3.0x	1.8x	1.3x	0.5x	
2nd Lien / LTM EBITDA		2.0x	1.5x	1.2x	0.9x	0.8x	0.6x	
LTM EBITDA / Interest Expense			2.3x	3.4x	4.5x	6.2x	8.8x	
% of Total Debt Repaid			*1%*	*8%*	*19%*	*29%*	*54%*	
% of Cumulative Free Cash Flow / Net Debt			*(2%)*	*(5%)*	*8%*	*23%*	*52%*	

Source(s): Historicals per Company Filings. CY25E to CY29E based on Company LRP and pro forma acquisitions.
1. *Excludes management estimated public company costs.*
2. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
3. *Incremental borrowings consists of 73% of 1st lien and 27% of 2nd lien, consistent with the initial re-levered debt split at the transaction date*
4. *Assumes no cash taxes in forecast period.*
5. *Levered cash flow does not include non-operating item related to stock donation.*

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Preliminary Leveraged Buyout Return Analysis
Extrapolated Consensus

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Consensus Estimates between 2024E and 2026E and extrapolation through 2029E
- Acquisition for $9.30/ share, a ~12% discount to the current share price
  - 20.9x implied Q1 2025E LTM Adj. EBITDA Multiple on $84mm EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA, consisting of 1st Lien Term Loan of $460mm (S+325, 99.0) and 2nd Lien Term Loan of $170 mm (S+525, 99.0)
  - Balance sheet cash and equivalents of $236mm
  - $1,355mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%

Preliminary Sources & Uses

($ in millions)

Sources	$	%
1st Lien	$460	20.7%
2nd Lien	170	7.7%
Excess Cash on B/S	236	10.6%
Sponsor Equity	1,355	61.0%
Total Sources:	**$2,221**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$1,920	86.5%
RSUs / PSUs / Others	148	6.7%
Repay Existing Debt	72	3.3%
Illustrative Total Fees (3)	80	3.6%
Total Uses:	**$2,221**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)	3/31/25 SQ	Adj.	3/31/25 PF
Total Cash (1)	**$386**	***($236)***	**$150**
Existing Debt (2)	$72	*(72)*	-
1st Lien	-	*460*	460
2nd Lien	-	*170*	170
Total Debt	**$72**		**$630**
Net Debt	(314)		480
Key Stats:			
Q1 2025E LTM Revenue	$448		$448
Q1 2025E LTM EBITDA	$84		$84
Total Debt / EBITDA	0.9x		7.5x
Net Debt / EBITDA	(3.7x)		5.7x

Preliminary Ability to Pay

EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
12.0x	$8.49	$8.26	$8.05	$7.84	$7.65
13.5x	$9.18	$8.92	$8.67	$8.44	$8.22
15.0x	$9.87	$9.57	$9.30	$9.04	$8.79
16.5x	$10.56	$10.23	$9.92	$9.63	$9.35
18.0x	$11.24	$10.88	$10.54	$10.22	$9.92

Source(s): Historicals per Filings. Based on Consensus Estimates and highly preliminary extrapolation and Company LRP. 1. Cash and equivalents as of Q1 CY25 Company LRP. 2. Debt as of Q1 CY25 Company LRP. 3. Illustrative Total Fees include $60mm in Transaction Fees and $20mm in Financing Fees.

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Preliminary Leveraged Buyout Paydown
Extrapolated Consensus

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024E	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24E-'29E CAGR
Revenue	**$438**	**$116**	**$364**	**$545**	**$605**	**$671**	**$745**	***11.2%***
% Growth	*15%*	*10%*	*10%*	*13%*	*11%*	*11%*	*11%*	
PF Non-GAAP EBITDA (Unburdened w/ SBC)[1]	**$80**	**$22**	**$82**	**$137**	**$169**	**$207**	**$252**	***25.9%***
% Margin	*18%*	*19%*	*22%*	*25%*	*28%*	*31%*	*34%*	
Less: CapEx			(16)	(30)	(22)	(24)	(27)	
Less: Change in NWC			16	(2)	(8)	(17)	(8)	
Less: Stock-based Compensation Expenses			(43)	(45)	(47)	(62)	(69)	
Less: Net Cash Interest Expense			(36)	(47)	(46)	(44)	(39)	
Less: Other Cash Items[2]			(17)	(68)	(27)	(20)	(19)	
Less: Cash Taxes[3]			-	-	-	-	-	
Levered Free Cash Flow[4]			**($14)**	**($55)**	**$21**	**$40**	**$89**	
1st Lien		460	457	430	409	368	279	
2nd Lien		170	170	170	170	170	170	
Revolver		-	-	-	-	-	-	
Total Debt		**$630**	**$627**	**$600**	**$579**	**$538**	**$449**	
Cash Balance		$150	$132	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM EBITDA		7.5x	6.0x	4.4x	3.4x	2.6x	1.8x	
Net Debt / LTM EBITDA		5.7x	4.8x	4.0x	3.1x	2.4x	1.6x	
1st Lien / LTM EBITDA		5.5x	4.4x	3.1x	2.4x	1.8x	1.1x	
2nd Lien / LTM EBITDA		2.0x	1.6x	1.2x	1.0x	0.8x	0.7x	
LTM EBITDA / Interest Expense			2.2x	2.9x	3.7x	4.7x	6.4x	
% of Total Debt Repaid			*1%*	*5%*	*8%*	*15%*	*29%*	
% of Cumulative Free Cash Flow / Net Debt			*(3%)*	*(14%)*	*(10%)*	*(2%)*	*17%*	

Source(s): Historicals per Company Filings. CY25E to CY29E based on Consensus Estimates and highly preliminary extrapolation and Company LRP.
1. *Excludes management estimated public company costs.*
2. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
3. *Assumes no cash taxes in forecast period.*
4. *Levered cash flow does not include non-operating item related to stock donation.*

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Premiums Paid for Precedent Technology Transactions

Target	Acquiror	Acquisition Price	Date Announced	1-Day Unaffected Premium	VWAP Premium 30 Days	90 Days	180 Days	52-Week High
Zuora	GIC; Silver Lake	$10.00	10/17/2024	18%	14%	15%	15%	(15%)
Model N	Vista Equity Partners	$30.00	4/8/2024	11%	22%	23%	10%	(30%)
Vizio	Walmart	$11.50	2/20/2024	47%	56%	72%	74%	12%
Everbridge	Thoma Bravo	$35.00	2/5/2024	47%	54%	61%	49%	(0%)
EngageSmart	Vista Equity Partners; General Atlantic	$23.00	10/23/2023	23%	30%	28%	25%	3%
NextGen Healthcare	Thoma Bravo	$23.95	9/6/2023	46%	45%	46%	38%	15%
Avid Technology	STG Partners	$27.05	8/9/2023	32%	13%	0%	3%	(19%)
Momentive Global	STG Partners	$9.46	3/13/2023	46%	53%	22%	(20%)	(62%)
Sumo Logic	Francisco Partners	$12.05	2/9/2023	57%	50%	56%	54%	(5%)
Duck Creek Technologies	Vista Equity Partners	$19.00	1/9/2023	46%	63%	63%	33%	(35%)
ForgeRock	Thoma Bravo	$23.25	10/11/2022	53%	44%	20%	26%	(32%)
Billtrust	EQT Partners	$9.50	9/28/2022	65%	43%	64%	56%	(13%)
Computer Services	Centerbridge; Bridgeport Partners; CFT Capital	$58.00	8/20/2022	53%	54%	47%	35%	(3%)
Ping Identity	Thoma Bravo	$28.50	8/3/2022	63%	54%	29%	29%	(6%)
Covetrus	TPG; CD&R; Covetrus	$21.00	5/20/2022	17%	35%	26%	18%	(26%)
Plantronics	HP	$40.00	3/28/2022	47%	47%	44%	40%	(6%)
Houghton Mifflin	Veritas Capital	$21.00	2/22/2022	36%	35%	38%	63%	21%
Vocera Communications	Stryker	$79.25	1/6/2022	27%	28%	43%	65%	18%
Bottomline Technologies	Thoma Bravo	$57.00	12/17/2021	42%	41%	43%	38%	5%
QAD	Thoma Bravo	$87.50	6/28/2021	20%	21%	24%	34%	11%
Sykes Enterprises	Sitel Worldwide	$54.00	6/18/2021	31%	29%	25%	34%	17%
NIC	Tyler Technologies	$34.00	2/10/2021	14%	22%	35%	44%	14%
Cubic	Veritas Capital; Evergreen	$75.00	2/8/2021	69%	64%	67%	63%	0%
Glu Mobile	Electronic Arts	$12.50	2/8/2021	36%	36%	44%	44%	19%
Pluralsight	Vista Equity; Partners Group	$22.50	12/13/2020	40%	34%	22%	35%	1%
MTS Systems	Amphenol	$58.50	12/9/2020	52%	77%	125%	176%	12%
Endurance International Group	Clearlake Capital	$9.50	11/2/2020	79%	65%	93%	142%	45%
Virtusa Corp	EQT	$51.35	9/10/2020	27%	29%	55%	44%	3%
Forescout Technologies	Advent; Crosspoint Capital	$29.00	2/6/2020	14%	(4%)	(13%)	(20%)	(37%)
			1st Quartile	27%	29%	24%	26%	(15%)
			Mean	40%	40%	42%	43%	(3%)
			Median	42%	41%	43%	38%	0%
			3rd Quartile	52%	54%	56%	54%	12%

Source(s): FactSet, Company Filings, Barclays Technology Transaction Study of 29 peers since 2020 for US domiciled targets with Enterprise Value between $1.0-4.0bn and all-cash consideration.

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Preliminary Analysis at Various Prices Virgil Current ($ in millions, except for per share data) Share Price ($) $10.60 Transaction Stock Prices of: $11.50 $12.50 $13.50 $14.50 $15.50 $16.50 $17.50 $18.50 $19.50 - 8% 18% 27% 37% 46% 56% 65% 75% 84% Fully Diluted Shares (mm) 222.9 223.2 223.5 223.9 224.3 224.6 224.8 225.0 225.2 225.4 Fully Diluted Equity Value $2,363 $2,567 $2,794 $3,023 $3,252 $3,481 $3,709 $3,938 $4,167 $4,396 $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 Less: Cash (386) (386) (386) (386) (386) (386) (386) (386) (386) (386) Net Debt ($314) ($314) ($314) ($314) ($314) ($314) ($314) ($314) ($314) ($314) Total Enterprise Value $2,049 $2,253 $2,481 $2,709 $2,938 $3,167 $3,396 $3,625 $3,853 $4,082 % Premium to Current Add: Gross Debt (1) (1) Premiums Analysis: Virgil Current Price (01/31/25) $10.60 - 8% 18% 27% 37% 46% 56% 65% 75% 84% 30-Day Closing Average (01/31/25) $10.42 2% 10% 20% 30% 39% 49% 58% 68% 78% 87% 90-Day Closing Average (01/31/25) $9.76 9% 18% 28% 38% 49% 59% 69% 79% 90% 100% 52 Week High (02/29/24) $13.29 (20%) (13%) (6%) 2% 9% 17% 24% 32% 39% 47% $7.44 42% 55% 68% 81% 95% 108% 122% 135% 149% 162% $11.00 (4%) 5% 14% 23% 32% 41% 50% 59% 68% 77% 52 Week Low (09/17/24) Analyst Price Target - Median (2) LRP Metric: Multiples Analysis: CY2024E Revenue $439 4.7x 5.1x 5.6x 6.2x 6.7x 7.2x 7.7x 8.3x 8.8x 9.3x CY2025E Revenue $487 4.2x 4.6x 5.1x 5.6x 6.0x 6.5x 7.0x 7.5x 7.9x 8.4x CY2026E Revenue $567 3.6x 4.0x 4.4x 4.8x 5.2x 5.6x 6.0x 6.4x 6.8x 7.2x CY2024E EBITDA(3) $80 25.7x 28.3x 31.1x 34.0x 36.9x 39.7x 42.6x 45.5x 48.4x 51.2x (3) $104 19.6x 21.6x 23.8x 26.0x 28.2x 30.4x 32.5x 34.7x 36.9x 39.1x (3) $161 12.8x 14.0x 15.4x 16.9x 18.3x 19.7x 21.1x 22.6x 24.0x 25.4x CY2025E EBITDA CY2026E EBITDA Source(s): Based on Company LRP. 1. Debt and cash balance as of Q1 CY25 Company LRP. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation. 22

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